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                                                               Exhibit 23.1

           Consent of Pryor Cashman Sherman & Flynn LLP

          [Letterhead of Pryor Cashman Sherman & Flynn LLP]

We hereby consent to the use in this Post Effective Amendment No. 1 to Form SB-2/A (the "Registration Statement") on Form S-3 (the "Amendment") of our opinion dated December 27, 1999 filed as Exhibit 5.1 to the Registration Statement. We further consent to the reference to us under the heading "Legal Matters" in the Amendment, the Prospectus constituting a part thereof, and any amendments thereto.


/s/ Pryor Cashman Sherman & Flynn LLP
-------------------------------------

Pryor Cashman Sherman & Flynn LLP
New York, New York
January 10, 2001